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                                                                  EXHIBIT (a)(3)



                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                      EXCELSIOR VENTURE PARTNERS III, LLC

     This LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") of Excelsior Venture Partners III, LLC, a Delaware limited liability company (the "Company"), is made as of the 26th day of May, 2000, by and among the initial member and the other parties who shall hereafter be admitted as members and whose names and addresses are listed from time to time as members on Schedule A hereto as members (each, a "Member" and collectively, the "Members") and has been executed for the purpose of providing for the operation of the Company pursuant to the provisions of the Delaware Limited Liability Company Act.

     Accordingly, in consideration of the mutual covenants contained herein, the Members agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     As used herein, the following terms shall have the following meanings and all such terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time except as otherwise specifically provided herein:

     "Act" means the Delaware Limited Liability Company Act, as at any time now existing or in the future.

     "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Period, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations under Section 704 of the Code; and

          (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6).

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Affiliate" shall mean an affiliated person, as that term is defined in the Investment Company Act, of a Special Member and any officer, director, employee or member of an investment committee of such affiliated person.

     "Agreement" means this Limited Liability Company Operating Agreement as originally executed and as amended, modified, supplemented or restated from time to time.

     "Applicable Rate" shall mean a rate per annum equal, at the time of determination, to the sum of (i) the highest "prime rate" then published in the "Money Rates" section of The Wall Street Journal or in such successor publication as shall be acceptable to the Board of Managers and (ii) two percent (2%).

     "Appropriate Officer" means an officer of the Company appointed in accordance with Section 4.7(d), who has not resigned, been removed or become incapacitated.


     "Attribution Rules" shall have the meaning specified in Section 3.21.


     "Board of Managers" shall mean those natural persons who at any given time are serving as Managers of the Company in accordance with this Agreement.

     "Capital Accounts" shall have the meaning specified in Section 7.2.

     "Capital Commitment" shall mean, for any Member, the amount set forth opposite his, her or its name on Schedule A hereto, as amended from time to time
(i) to take account of Capital Contributions made by Members and (ii) as otherwise provided in this Agreement.
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     "Capital Contribution" shall mean with respect to any Member, the amount contributed by such Member to the capital of the Company pursuant to this Agreement.

     "Capital Investment" shall mean, with respect to any Member, the Capital Contribution of such Member net of the return to such Member by the Company of any portion thereof.

     "Closing" shall have the meaning specified in Section 7.1(a).

     "Closing Date" shall have the meaning specified in Section 7.1(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision of succeeding law).


     "Communications Act" shall mean the Communications Act of 1934, as amended.


     "Company" means Excelsior Venture Partners III, LLC, a Delaware limited liability company.

     "Company Expenses" means any expenses incurred by the Company during a Fiscal Period including, but not limited to, fees and expenses of the Board of Managers; fees and expenses of the Investment Adviser; expenses of registering the Units for sale under federal and state securities laws and other expenses in connection with the offering of the Units; interest; taxes; fees and expenses of the Company's legal counsel and independent accountants; fees and expenses of the Company's administrator, transfer agent and custodian; expenses of printing and mailing Unit certificates (if any), reports to Members, notices to Members, proxy statements; reports to regulatory bodies; brokerage and other expenses in connection with the execution, recording and settlement of portfolio security transactions; expenses in connection with the acquisition and disposition of portfolio securities or the registration of privately issued portfolio securities; costs of third party evaluations or appraisals of the Company (or its assets) or its investments; expenses of membership in investment company and other trade associations; expenses of fidelity bonding and other insurance premiums; expenses of Members' meetings; fees payable to the National Association of Securities Dealers, Inc. (the "NASD"), if any, in connection with the offering of its Units; indemnification costs and expenses; fees and expenses of counsel to the members of the Board of Managers that are not interested persons of the Company (within the meaning of the Investment Company Act) and all of the Company's other business and operating expenses.

     "Direct Investments" means investments in domestic companies in which the equity is closely held by company founders, management and/or a limited number of investors, negotiated private investments in public companies and investments in foreign companies in which the equity is closely held by company founders, management and/or a limited number of investors.

     "Disinterested Manager" shall mean any member of the Board of Managers that is not an "interested person" of the Company as such term is defined in the Investment Company Act, as the same may be amended from time to time.


     "FCC" shall have the meaning specified in Section 3.21.


     "Final Subscription Closing Date" shall mean the date of the final closing of the offering of the Company's Units not later than December 31, 2000 or such later date as determined by the Board of Managers.

     "Fiscal Period" means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

          (i) December 31 of such period; and

          (ii) any other day as determined in the sole and absolute discretion of the Board of Managers.

     "Fiscal Year" means the period commencing on February 18, 2000 and ending on the first October 31st following the Closing Date (or such earlier October 31st as the Appropriate Officers may determine), and thereafter each period commencing on November 1st of each year and ending on October 31st of each year

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(or on the date of a final distribution pursuant to Section 13.2), unless the
Board of Managers shall designate another fiscal year for the Company.

     "40 Act Majority of Members" means the lesser of (a) the holders of 67% or more of the outstanding Units present at a meeting of Members at which the holders of more than 50% of the outstanding Units are present in person or by proxy or (b) more than 50% of the outstanding Units.

     "Incentive Carried Interest" means, for any given Fiscal Period, an amount equal to 20% of the excess, if any, of the cumulative amount of all capital gains on Direct Investments realized by the Company from the commencement of operations through the end of such Fiscal Period over the sum of:


          (i) the cumulative amount of all capital losses on all investments of any type realized by the Company from the commencement of operations through the end of such Fiscal Period;



          (ii) the excess, if any, of the aggregate amount of unrealized capital depreciation on all Company investments of any type over the aggregate amount of all unrealized capital appreciation on all Company investments of any type, each as determined as of the close of such Fiscal Period; and



          (iii) the excess, if any, of the cumulative amount of all expenses of any type incurred by the Company over the cumulative amount of all income of any type earned by the Company, in each case from the commencement of operations through the end of such fiscal period.


     "Indemnified Liabilities" shall have the meaning specified in Section 11.2(a).

     "Indemnified Person" shall have the meaning specified in Section 11.2(a).

     "Incapacity" shall mean as to any Person, the entry of an order for relief in a bankruptcy proceeding ("bankruptcy"), entry of an order of incompetence or insanity or the death, dissolution or termination (other than by merger or consolidation), as the case may be, of such Person.

     "Interest" shall mean a Member's rights and interest in the Company.

     "Interested Manager" shall mean any member of the Board of Managers that is an "interested person" of the Company as such term is defined in the Investment Company Act, as the same may be amended from time to time.

     "Investment Adviser" means any Person who is party to an Investment Advisory Agreement with the Company.

     "Investment Advisory Agreement" means any agreement between or among the Company and any Person or Persons that provides for the provision of investment advisory services by such Person to the Company and the payment therefor as in effect from time to time.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

     "Investment Proceeds" shall have the meaning specified in Section 8.2.

     "Majority in Interest of the Members" means Members who in the aggregate own more than 50% of the outstanding Units.

     "Manager" shall mean a member of the Board of Managers of the Company. Each Manager shall be a manager within the meaning of the Act, afforded the limitation of liability accorded to managers thereunder.


     "Media or Common Carrier Company" shall have the meaning specified in
Section 3.21.


     "Member" means any Person admitted to the Company as a member of the Company pursuant to the provisions of this Agreement and named as a member of the Company in the books and records of the Company, including any Person admitted as a Substituted Member, in such Person's capacity as a member of the Company. "Members" means two or more Persons acting in their capacity as members of the Company.

     "Net Loss" shall mean the net loss of the Company with respect to a Fiscal Period, as determined for federal income tax purposes, provided that such loss shall be decreased by the amount of all income during

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such period that is exempt from federal income tax and increased by the amount of all expenditures made by the Company during such period that are not deductible for federal income tax purposes and that do not constitute capital expenditures.

     "Net Profit" shall mean the net income of the Company with respect to a Fiscal Period, as determined for federal income tax purposes, provided that such income shall be increased by the amount of all income during such period that is exempt from federal income tax and decreased by the amount of all expenditures made by the Company during such period that are not deductible for federal income tax purposes and that do not constitute capital expenditures.

     "Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

     "Nonrecourse Liability" shall have the meaning set forth in Treasury Regulations Section 1.752-l(a)(2).


     "Ownership Rules" shall have the meaning specified in Section 3.21.


     "Partner Nonrecourse Debt" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

     "Partner Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(i).

     "Partnership Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(2).

     "Pass-Through Member" shall have the meaning set forth in Section 10.5.

     "Permitted Transfer" shall have the meaning specified in Section 9.2(a).

     "Person" means any natural person, individual, corporation, partnership, trust, estate, limited liability company, custodian, unincorporated organization or association or any other entity.

     "Portfolio Companies" means any Person in which the Company makes an investment, other than a Short-Term Investment.

     "Portfolio Investments" means investments in Portfolio Companies and Short-Term Investments.

     "Prospectus" shall mean the prospectus of the Company as included in the most recent effective registration statement of the Company under the Securities Act of 1933, as amended, as such prospectus may be amended, supplemented or modified from time to time.

     "Regulatory Allocations" shall have the meaning set forth in Section
7.4(e).

     "Short-Term Investments" means liquid investments in interest-bearing bank accounts, money market mutual funds, U.S. treasury securities and/or certificates of deposit, commercial paper and other short-term securities.

     "Special Member" shall mean a Member admitted pursuant to Section 6.1.

     "Subscription Agreement" means a contract for the purchase of Units.

     "Substituted Member" means any Person admitted to the Company as a Member pursuant to the provisions of Section 9.5 and shown as a Member in the books and records of the Company.

     "Supermajority of Members" means Members who in the aggregate own more than 67% of the outstanding Units.

     "Tax Matters Member" shall have the meaning set forth in Section 10.5.

     "Transfer" shall have the meaning specified in Section 9.2(a).

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     "Treasury Regulations" shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding income tax regulations).

     "Unit" means the unlimited number of common equity interests of the Company and are the increment by which Interests of Members other than the Special Member are measured; and includes fractions of Units as well as whole Units. Units may be subdivided into such number of equal, undivisible shares as the Appropriate Officers may determine.

                                   ARTICLE II

                               GENERAL PROVISIONS

     2.1 Formation. Excelsior Private Equity Fund III, LLC was formed as a limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation on the 18th day of February, 2000 pursuant to the Act. The Company filed an Amended Certificate on the 26th day of April, 2000 changing the name of the Company to Excelsior Venture Partners III, LLC. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

     2.2 Name. The name of the Company is "Excelsior Venture Partners III, LLC." The name of the Company may be changed from time to time by the Board of Managers.

     2.3 Purpose. The Company has been formed initially, primarily for the purpose of acting as a vehicle for collective investment, and may engage in any legal activity whatsoever, without limitation. The Company is authorized and empowered to elect to operate, and to operate, as a business development company under the Investment Company Act.

     2.4 Principal Place of Business. The Company shall maintain its office and principal place of business at, and its business shall be conducted from, 114 West 47th Street, New York, New York 10036, or such place or places inside or outside the United States as the Board of Managers may determine.

     2.5 Registered Office and Registered Agent. The address of the Company's registered office and registered agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The address of the Company's registered office and registered agent for service of process in the State of Delaware of the Company may be changed from time to time by the Board of Managers.

     2.6 Term. The Company will terminate and dissolve as set forth herein on the earlier of the tenth anniversary of the Final Subscription Closing Date, or the dissolution prior thereto pursuant to the provisions hereof; provided, however, that the Board of Managers may twice extend the time of termination and dissolution beyond the tenth anniversary of the Final Subscription Closing Date, with each such extension being for a period of not more than two years as determined by the Board of Managers and, provided further, with the approval of the Board of Managers, Members, by the vote of a Majority in Interest of the Members, may extend the time of termination and dissolution of the Company to any date.

     2.7 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member or Manager, individually, shall have title to or any interest in such property.

     2.8 No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture and that no Member or Manager be a partner or joint venturer of any other Member or Manager for any purposes other than applicable tax laws. This Agreement may not be construed to suggest otherwise. Notwithstanding the foregoing, the Members intend that the Company shall be treated as a partnership for tax purposes.

     2.9 No Liability of Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no

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Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager.

                                  ARTICLE III

                    MEMBERS; CAPITAL STRUCTURE; AND MEETINGS

     3.1 Members. The name, address and Capital Commitment of each initial Member is as set forth on Schedule A hereto. From time to time, the books and records of the Company shall, and Schedule A hereto shall, be amended to reflect the name, address and Capital Commitment of each Member (including, as permitted by this Agreement, adding the name, address and Capital Contribution of each additional Member who is admitted or becomes a Substituted Member pursuant to the transfer of Interests and deleting the name, address and Capital Commitment of Persons ceasing to be Members). The Members shall have the management and voting rights set forth in this Agreement and provided under the Act and the Investment Company Act and shall have all rights to any allocations and to any distributions as may be authorized and set forth under this Agreement and under the Act.

     3.2 Capital Structure.

     (a) Subject to the terms of this Agreement, the Company is authorized to issue common equity interests in the Company designated as "Units," which shall constitute an unlimited number of limited liability company interests under the Act. Other than as set forth in this Agreement, each Unit shall be identical in all respects with each other Unit. Units may be subdivided into such number of equal, undivisible shares as the Appropriate Officers may determine. The relative rights, powers, preferences, duties, liabilities and obligations of Members shall be as set forth herein.

     (b) The Company is authorized to issue Units to any Person at such prices per Unit as may be determined by the Board of Managers or a duly authorized committee thereof and in exchange for either capital contributions or the provision of property, services or otherwise, as may be determined by the Board of Managers. The number of Units issued to Members shall be listed in the membership records of the Company, which shall be amended from time to time by the Company as required to reflect issuances of Units to new Members, changes in the number of Units held by Members and to reflect the addition or cessation of Members. The number of Units held by each Member shall not be affected by any
(i) issuance by the Company of Units to other Members or (ii) change in the Capital Account of such Member (other than such changes to reflect additional Capital Contributions from such Member in exchange for new Units). Subject to the requirements of the Investment Company Act, the Company is authorized to issue options or warrants to purchase Units, restricted Units, Unit appreciation rights, phantom Units and other securities convertible, exchangeable or exercisable for Units, on such terms as may be determined by the Board of Managers or a duly authorized committee thereof.

     (c) In the sole discretion of the Board of Managers, the issued and outstanding Units may be represented by certificates. In addition to any other legend required with respect to a particular class, group or series of Units, each such certificate shall bear the following legend:

     THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT COMPLYING WITH THE PROVISIONS OF THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT BY AND AMONG THE MEMBERS OF EXCELSIOR VENTURES PARTNERS III, LLC (THE "COMPANY"), AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE COMPANY. IN ADDITION TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SUCH AGREEMENT, NO TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER (THE "1933 ACT"), AND ALL APPLICABLE STATE

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     SECURITIES LAWS OR ALL APPLICABLE NON-U.S. SECURITIES LAWS OR (B) IF SUCH
     TRANSFER IS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND PURSUANT TO SUCH EXEMPTION UNDER APPLICABLE STATE OR NON-U.S. SECURITIES LAWS, THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.


     3.3 Changes to Capital Structure. Additional Persons may be admitted as Members, and additional Units or other equity interests may be created and issued from time to time; the terms of admission or issuance may provide for the creation of different classes, groups or series of membership interests having different rights, powers and duties, which rights, powers and duties may be senior, pari passu or junior to the rights, powers and duties of the Units, as determined by the Board of Managers. Any creation of any new class, group or series of units or other equity interests shall be reflected in a supplemental exhibit to this Agreement indicating such rights, powers and duties.


     3.4 No Management Responsibility. No Member, in such capacity, shall participate in the management or control of the business of or transact any business for the Company, but may exercise the voting rights and powers of a Member set forth in this Agreement. All management responsibility is vested in the Board of Managers. The Members hereby consent to the taking of any action by the Board of Managers, Appropriate Officers and the Special Member contemplated under this Agreement or otherwise permitted under the Act.

     3.5 No Authority to Act. No Member, in such capacity, shall have the power to represent, act for, sign for, or to bind the Company, except for the Special Member to the extent expressly set forth herein. All authority to act on behalf of the Company is vested in the Board of Managers, Appropriate Officers and the Investment Adviser. The Members consent to the exercise by the Board of Managers, Appropriate Officers and the Investment Adviser of the powers conferred on them under this Agreement or otherwise permitted under the Act.

     3.6 No Preemptive Rights. Holders of Units will have no preemptive rights with respect to the issuance of any membership or other equity interest in the Company or any other securities of the Company convertible into, or carrying rights or options to purchase any such membership or other equity interest.

     3.7 Redemption or Repurchase Rights. Except as otherwise provided in this Agreement, the Company shall not redeem or repurchase any Member's Units and no Member shall have the right to withdraw from the Company or to receive any return of any Capital Commitment.

     3.8 Member Meetings. Unless required by the Act or other applicable law, the Company is not required to hold annual or other regular meetings of Members. Special meetings of the Members may be called to consider any matter requiring the consent of all or any of the Members pursuant to this Agreement and as otherwise determined by the Board of Managers. Special meetings of the Members may be called by the Board of Managers or by Members who are the holders of not less than 66 2/3 % of the outstanding Units.

     3.9 Place of Meetings. The Board of Managers may designate any place, either within or outside of the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Managers. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive offices of the Company. Members may participate in a meeting in person, by proxy or by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other at the same time, and any such participation in a meeting shall constitute presence in person of such Member at such meeting.

     3.10 Notice of Members' Meetings.

     (a) Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called shall be delivered not less than ten days nor more than ninety days before the date of the meeting, either personally, by facsimile, electronic mail or by postal mail, by or at the direction of the Board of Managers or Members calling the meeting to each Member of record entitled to vote at such meeting.

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     (b) Notice to Members, if mailed by post, shall be deemed delivered as to any Member when deposited in the United States mail, addressed to the Member, with postage prepaid, but, if two successive letters mailed to the last-known address of any Member are returned as undeliverable, no further notices to such Member shall be necessary until another address for such Member is made known to the Company. Notice to Members, if by facsimile or by electronic mail, shall be deemed delivered upon receipt of a confirmation of transmission.

     (c) At an adjourned meeting, the Company may transact any business which might have been transacted at the original meeting without additional notice.

     3.11 Waiver of Notice.

     (a) When any notice is required to be given to any Member of the Company under the provisions of this Agreement, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

     (b) By attending a meeting, a Member:

          (i) Waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and

          (ii) Waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.

     3.12 Record Dates. For the purpose of determining the Members who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action, the Managers may fix a date and time not more than ninety (90) days prior to the date of any meeting of Members or other action as the date and time of record for the determination of Members entitled to vote at such meeting or any adjournment thereof or to be treated as Members of record for purposes of such other action, and any Member who was a Member at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action, even though he has since that date and time disposed of his Units, and no Member becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action.

     3.13 Voting Record. The Person having charge of the membership records of the Company shall make, at least two days before such meeting of Members, a complete record of the Members entitled to vote at each meeting of Members or any adjournment thereof, with the address of each. The record, for a period of two days prior to such meeting, shall be kept on file at the principal executive offices of the Company, and shall be subject to inspection by any Member for any proper purpose germane to the meeting at any time during usual business hours; provided, however, that such Member shall have made a demand to view such records not less than 5 business days after receipt of notice of such meeting, properly delivered to the Company and setting forth in reasonable detail the purpose for which such Member desires to view such information. The original membership records shall be the prima facie evidence as to who are the Members entitled to examine the record or transfer books or to vote at any meeting of Members.

     3.14 Voting; Quorum of Members; Vote Required. Except as otherwise set forth herein, each Member shall be entitled to one vote per Unit and a proportionate fractional vote for each fractional Unit upon all matters upon which Members have the right to vote based upon the Units of the Company as set forth in the membership records of the Company as of the applicable record date. The presence, in person or by proxy, of Members owning more than 50% of the Units at the applicable record date for the action to be taken constitutes a quorum for the transaction of business. If a quorum is present, the affirmative vote, in person or by proxy, of the owners of more than 50% of the Units then outstanding and represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater proportion or number or voting by classes is required by the Act, the Investment Company Act or this

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Agreement. If a quorum is not represented at any meeting of the Members, such meeting may be adjourned by an Appropriate Officer.

     The Members shall have the following voting rights:

          (a) to the extent required by the Investment Company Act or as otherwise provided for herein, the right to elect Managers by the affirmative vote of a plurality of votes cast;

          (b) as provided herein, the right to remove Managers for cause by the affirmative vote of a Supermajority of Members at a meeting of Members duly called for such purpose;

          (c) to the extent required by the Investment Company Act, the right to approve proposed changes in the nature of the Company's business so as to cause the Company to cease to be, or to withdraw its election as, a business development company under the Investment Company Act by the affirmative vote of a 40 Act Majority of Members;

          (d) to the extent required by the Investment Company Act, the right to approve any proposed investment advisory agreement or to disapprove and terminate any such existing agreement by the affirmative vote of a 40 Act Majority of Members; provided, however, in the case of approval that such agreement is also approved by a majority of Managers who are not parties to such contract or "interested persons" of any such party as such term is defined in the Investment Company Act, as the same may be amended from time to time;

          (e) to the extent required by the Investment Company Act, the right to ratify the appointment of the independent accountants of the Company by the affirmative vote of more than 50% of the Units then outstanding and represented in person or by proxy at the meeting and entitled to vote; provided, however, that such appointment is approved by a majority of the Disinterested Managers;

          (f) to the extent required by the Investment Company Act, the right to terminate the Company's independent accountants by the affirmative vote of a 40 Act Majority of Members;

          (g) extension of the time of termination and dissolution of the Company to the extent provided in Section 2.6 hereof by the affirmative vote of a Majority in Interest of the Members;

          (h) to the extent required by the Investment Company Act, the right to consent to the dissolution of the Company pursuant to Section 13.1 by the affirmative vote of a 40 Act Majority of Members;

          (i) to the extent required by Section 13.2, the selection of a liquidator by the affirmative vote of a Majority in Interest of the Members;

          (j) to the extent required by Section 14.1 or 14.3, the right to approve certain amendments to this Agreement by the affirmative vote of a Majority in Interest of the Members; and

          (k) so long as the Company is subject to the provisions of the Investment Company Act, the right to approve any other matters that the Investment Company Act requires to be approved by the Members by the affirmative vote of Members as specified in the Investment Company Act.

     3.15 No Consent Required. Notwithstanding the foregoing, no vote, approvals, or other consent shall be required of the Members to amend this Agreement in any of the following respects: (i) to reflect any change in the amount or character of the Capital Contribution of any Member; (ii) to admit an additional Member or a Substituted Member or withdraw a Member in accordance with the terms of this Agreement; (iii) to correct any false or erroneous statement, or to make a change in any statement in order that such statement shall accurately represent the agreement among the Members in this Agreement;
(iv) to reflect any change that is necessary to qualify the Company as a limited liability company under the laws of any state or that is necessary or advisable in the opinion of the Board of Managers to assure that the Company will not be treated as a publicly traded partnership or otherwise treated as a corporation for federal income tax purposes; (v) to reflect any change in the name or principal place of business of the Company; (vi) to make any other change or amendment that does not require the vote, approval or consent of Members under the Investment Company

Act, the Act or expressly hereunder, provided that such change or Amendment has been approved by a majority of the Board of Managers and a majority of the Disinterested Managers.

     3.16 Limitations on Requirements for Consents. Notwithstanding any other provisions of this Agreement, but subject to the requirements of the Investment Company Act, in the event that counsel for the Company or counsel designated by Members holding not less than 10% of the Units owned by all Members shall have delivered to the Company an opinion to the effect that either the existence of a particular consent right or particular consent rights, or the exercise thereof, will violate the provisions of the Act or the laws of the other jurisdictions in which the Company is then formed or qualified, will adversely affect the limited liability of the Members, or will adversely affect the classification of the Company as a partnership for federal or state income tax purposes, then notwithstanding the other provisions of this agreement, the Members shall no longer have such right, or shall not be entitled to exercise such right in the instant case, as the case may be.

     3.17 Informal Action by Members. Any action that may be taken by Members at a meeting of Members may be taken without a meeting without prior notice and without a vote if consent in writing setting forth the action to be taken is signed by the Members holding not less than the minimum percentage of Units that would be necessary to authorize or take such action at a meeting at which all the Members were present and voted, with prompt written notice thereof delivered to all Members. Written consent by the Members has the same force and effect as a vote of such Members held at a duly held meeting of the Members and may be stated as such in any document.

     3.18 Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any Member shall demand that voting be by ballot.

     3.19 No Cumulative Voting. No Members shall be entitled to cumulative voting in any circumstance.

     3.20 Representations and Warranties of Members; Indemnification.

     (a) Each Member hereby represents and warrants to the Company and each other Member as follows:

          (i) In each case to the extent applicable, such Member is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All requisite actions necessary for the due authorization, execution, delivery and performance of this Agreement by such Member have been duly taken.

          (ii) Such Member has duly executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of such Member enforceable against such Member in accordance with its terms (except as may be limited by bankruptcy, insolvency, or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

          (iii) Such Member's authorization, execution, delivery and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of (A) to the extent applicable, the certificate or articles of incorporation, by-laws or other organizational documents of such Member, (B) any material contract or agreement to which that Member is a party or is otherwise subject, or (C) any law, order, judgment, decree, writ, injunction or arbitration award to which that Member is subject; or (ii) require any consent, approval, or authorization from filing, or registration with or notice to, any governmental authority or other Person, other than those that have already been obtained.

          (iv) Such Member is familiar with the proposed business, financial condition, properties, operations and prospects of the Company, and has asked such questions and conducted such due diligence concerning such matters and concerning its acquisition of any membership interests as it has desired to ask and conduct, and all such questions have been answered to its full satisfaction. Such Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an in vestment in the Company. Such Member understands that owning membership interests involves various risks, including the restrictions on transferability set forth in this Agreement, lack of any public market for such membership interests, the risk of owning its membership interests for an indefinite period of time and the risk of losing its entire investment in the Company. Such Member is able to bear the economic risk of such investment; is acquiring its membership interests for investment and solely for its own beneficial account and not with a view to or any present intention of directly or indirectly selling, transferring, offering to sell or transfer, participating in any distribution or otherwise disposing of all or a portion of its membership interests.

     (b) Each Member hereby indemnifies the Company from and against and agrees to hold the Company free and harmless from any and all claims, losses, damages, liabilities, judgments, fines, settlements, compromises, awards, costs, expenses or other amounts (including without limitation any attorney fees, expert witness fees or related costs) arising out of or otherwise related to a breach of any of the representations and warranties of such Member as set forth in this Section 3.20.

     (c) such Member shall not transfer, sell, or offer to sell such Member's Units without compliance with the conditions and provisions of this Agreement;

     (d) if such Member assigns all or any part of such Member's Units, then until such time as one or more assignees thereof are admitted to the Company as a Substituted Member with respect to the entire Interest so assigned, the matters to which any holder thereof would covenant and agree if such holder were to execute this Agreement as a Member shall be and remain true;

     (e) such Member shall notify the Managers immediately if any representations or warranties made herein or in any Subscription Agreement should be or become untrue; and

     (f) such Member shall not take any action that would have the effect of causing the Company (i) to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (ii) otherwise to be treated as a corporation for federal income tax purposes.


     3.21 Media and Common Carrier Restrictions. A "Media or Common Carrier Company" shall mean any Person in whom the Company has acquired or is proposing to acquire any direct or indirect interest that directly or indirectly owns, controls or operates a broadcast radio or television station, a cable television system, a "daily newspaper" (as such term is defined in the Attribution Rules and/or the Ownership Rules), a multipoint multichannel distribution system, a local multipoint distribution system, an open video system, a commercial mobile radio service or any other communications facility the ownership of which is subject to regulation by the Federal Communications Commission ("FCC") under (i) the Communications Act; (ii) the Attribution Rules; or (iii) the Ownership Rules. For purposes of this Section 3.21, "Attribution Rules" shall mean the ownership attribution rules of the FCC, including, but not limited to, 47 C.F.R. sec.sec. 20.6(d); 21.912, Note 1; 73.3555, Note 2(g); 76.501, Note 2(g);
76.15000(g); 101.10333(e); Attribution Reconsideration Order, 58 Rad. Reg. 2d (P & F) 604 (1985); Further Attribution Reconsideration Order, 1 FCC Rcd 802
(1986); and "Ownership Rules" shall mean the multiple and cross-ownership rules of the FCC including, but not limited to, 47 C.F.R. sec.sec. 20.6(a); 21.912; 73.3555; 74.931(h); 76.1501 and 101.1003(a) and any other regulations or written policies of the FCC which limit or restrict ownership in Media or Common Carrier Companies, all as the same may be amended or supplemented from time to time.



     (a) If the Company acquires an interest in a Media Company and if as a result of the Attribution Rules, a Member or a Media Company would, but for the last clause of this Section 3.21(a) be in violation of:



          (i) the Ownership Rules, or



          (ii) the restrictions on ownership or participation in broadcast licenses by aliens imposed by Section 310(b) of the Communications Act or the policies and decisions of the FCC thereunder, or



          (iii) the FCC's policy preventing persons from having "meaningful" cross-interests in certain broadcast station combinations, newspaper/broadcast station combinations, or cable system/television station combinations serving the same market in situations where such combinations would violate the Ownership Rules if all such interests were attributable under the Attribution Rules, then:



no Member nor any officer, director, member or partner of any Member nor any person who owns more than 5% of any class of equity securities of any Member shall, without the consent of the Investment Adviser: be an employee of the Company whose functions directly or indirectly relate to the media or common carrier business of any Media or Common Carrier Company; serve in any material capacity as an independent contractor or agent with respect to the media or common carrier business of such Media or Common Carrier Company; communicate on matters pertaining to the day-to-day operations of any Media or Common Carrier Company with (A) an officer, director, partner, agent, representative or employee of such Media or Common Carrier Company, or (B) the Investment Adviser; perform any services for the Company that materially relate to any Media or Common Carrier Company; become actively involved in the management or operation of any Media or Common Carrier Company; or become actively involved in the management or operation of the media businesses.


                                   ARTICLE IV

                             MANAGEMENT OF COMPANY

     4.1 Board of Managers. The governing body of the Company shall be the Board of Managers, which shall have the power to control the management and policies of the Company. The maximum number of managers shall initially be set at four (4), and may be increased or decreased by action of the Board of Managers provided that at no time shall the number of Managers be set at less than three (3) nor more than ten (10). The Managers shall be set forth in Schedule B hereto or in the official records of the Company. The Managers shall hold office until their successors are approved and elected, unless they are sooner removed pursuant to Section 4.4, or sooner resign pursuant to Section 4.3 or sooner are incapacitated pursuant to Section 4.5, as the case may be. Managers may succeed themselves in office. No reduction in the number of Managers shall have the effect of removing any Manager from office unless specially removed pursuant to Section 4.4 at the time of such decrease. Subject to the requirements of the Investment Company Act, the Board of Managers may designate successors to fill vacancies created by an authorized increase in the number of Managers, the resignation of a Manager pursuant to Section 4.3, the removal of a member of the Board of Managers pursuant to Section 4.4 or the incapacity of a Manager pursuant to Section 4.5. In the event that no Managers remain, the Appropriate Officers shall continue the business of the Company and shall perform all duties of the Managers under this Agreement and shall as soon as practicable call a special meeting of Members for the purpose of approving and electing Managers. When Managers are subject to election by Members, Managers are elected by a plurality of the Units voting at the meeting. Managers may, but need not be, admitted to the Company as Members to act in their capacity as Managers.

     4.2 Disinterested Managers. Subject to the requirements of the Investment Company Act, at any time that the Company shall have in effect an election to be treated as a business development company under the Investment Company Act, then at least a majority of the members of the Board of Managers shall be Disinterested Managers. If at any time the number of Disinterested Managers is less than a majority, action shall be taken pursuant to Section 4.1 or Section
4.4 to restore the number of Disinterested Managers to at least a majority.

     4.3 Resignation by a Manager. A Manager may voluntarily resign from the Board of Managers upon the giving of notice thereof to the Company, such resignation to take effect upon receipt of such notice by the Company or such later date as set forth in such notice.

     4.4 Removal of a Manager; Designation of a Successor Manager.

     (a) Any Manager may be removed either: (i) for cause by the action of at least two-thirds of the remaining Managers, including in the case of a Disinterested Manager a majority of the remaining Disinterested Managers; (ii) by failure to be re-elected by the Members at a meeting of Members duly called by the Managers for such purpose; or (iii) for cause by the affirmative vote of a Supermajority of Members. The removal of a Manager shall in no way derogate from any rights or powers of such Manager, or the exercise thereof, or the validity of any actions taken pursuant thereto, prior to the date of such removal.

     (b) Subject to Section 4.2, the remaining Managers shall designate a successor Manager to fill any vacancy existing in the number of Managers fixed pursuant to Section 4.2 resulting from removal of a

Manager. Any such successor Manager shall hold office until his or her successor has been approved and elected.

     (c) Any removal of a Manager shall not affect any rights or liabilities of the removed Manager that matured prior to such removal.

     4.5 Incapacity of a Manager.

     (a) In the event of the Incapacity of a Manager, the business of the Company shall be continued with the Company property by the remaining Managers. The remaining Managers shall, within 90 days, call a meeting of the Board of Managers for the purpose of designating a successor Manager. Any such successor Manager shall hold such office until his or her successor has been approved and elected. The Managers shall make such amendments to the certificate of formation and execute and file for recordation such amendments or other documents or instruments as are necessary and required by the Act or this Agreement to reflect the fact that such Incapacitated Manager has ceased to be a Manager and the appointment of such successor Manager.

     (b) In the event of the Incapacity of all Managers, an Appropriate Officer shall as promptly as practicable convene a meeting of Members for the purpose of electing new Managers nominated by the Special Member. Upon the Incapacity of a Manager, the Manager shall immediately cease to be a Manager.

     (c) Any such termination of a Manager shall not affect any rights or liabilities of the Incapacitated Manager that matured prior to such Incapacity.

     4.6 Continuation. In the event of the withdrawal, removal or retirement of a Manager, the Company shall not be dissolved and the business of the Company shall be continued by the remaining Managers.

     4.7 Board of Managers Powers. Subject to the terms hereof, the Board of Managers shall have full and complete discretion in the management and control of the affairs of the Company, shall make all decisions affecting Company affairs and shall have all of the rights, powers and obligations of a managing member of a limited liability company under the Act and otherwise as provided by law. The Board of Managers shall provide overall guidance and supervision with respect to the operations of the Company, shall perform all duties imposed on the directors of business development companies by the Investment Company Act, and shall monitor the activities of the Appropriate Officers, Investment Advisers and any administrator to the Company and distributor of the Company's securities. Except as otherwise expressly provided in this Agreement, the Board of Managers is hereby granted the right, power and authority to do on behalf of the Company all things which, in its sole judgment, are necessary or appropriate to manage the Company's affairs and fulfill the purposes of the Company. Any determination as to what is in the interests of the Company made by the Managers in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in the favor of a grant of power to the Managers. The powers of the Managers include, by way of illustration and not by way of limitation, the power and authority from time to time to do the following:

          (a) invest the assets of the Company in such investments as are consistent with the Company's purpose and employ one or more Investment Advisers to do the same;

          (b) incur all expenses permitted by this Agreement;

          (c) to the extent that funds are available, cause to be paid all expenses, debts and obligations of the Company;

          (d) appoint and dismiss such Persons to serve as officers of the Company ("Appropriate Officers") with such powers and authority as may be provided to such Persons by the Board of Managers or by this Agreement;

          (e) employ and dismiss from employment such agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and affairs of the Company, whether or not any such Persons so employed are affiliated persons of any Manager, and to pay such compensation to such Persons as is competitive with the compensation paid to unaffiliated Persons in the area for similar services;

          (f) subject to the indemnification provisions in this Agreement, pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or settle, upon such terms it deems sufficient, any obligation, suit, liability, cause of action or claim, including tax audits, either in favor of or against the Company;

          (g) enter into any sales, distribution, agency, or dealer agreements, and escrow agreements, with respect to the sale of Units and provide for the distribution of such Units by the Company through one or more Persons (which may be affiliated persons of a Manager or Managers), or otherwise; borrow money and issue multiple classes of senior indebtedness or a single class of Interests senior to the Units to the extent permitted by the Investment Company Act and repay, in whole or in part, any such borrowing or indebtedness and repurchase or retire, in whole or in part, any such Interests senior to the Units; and in connection with such loans or senior instruments to mortgage, pledge, assign or otherwise encumber any or all properties or assets owned by the Company, including any income therefrom, to secure such borrowing or provide repayment thereof;

          (h) establish and maintain accounts with financial institutions, including federal or state banks, brokerage firms, trust companies, savings and loan institutions or money market funds;

          (i) make temporary investments of Company capital in Short-Term Investments;

          (j) to the extent permitted by the Investment Company Act, form or cause to be formed one or more small business investment companies under the Small Business Investment Fund Act of 1958, as amended;

          (k) establish valuation principles and periodically apply such principles to the Company's investment portfolio;

          (l) to the extent permitted by the Investment Company Act, designate and appoint one or more agents for the Company who shall have such authority as may be conferred upon them by the Board of Managers and who may perform any of the duties of, and exercise any of the powers and authority conferred upon, the Board of Managers hereunder including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Company;

          (m) prosecute, protect, defend, or cause to be protected and defended, or abandon, any patents, patent rights, copyrights, trade names, trademarks and service marks, and any applications with respect thereto, that may be held by the Company;

          (n) take all reasonable and necessary actions to protect the secrecy of and the proprietary rights with respect to any know-how, trade secrets, secret processes or other proprietary information and to prosecute and defend all rights of the Company in connection therewith;

          (o) subject to the other provisions of this Agreement, to enter into, make and perform such contracts, agreements, and other undertakings, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Agreement, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings, and transactions with any Member, Manager, Appropriate Officer or Investment Adviser or with any other person, firm, or corporation having any business, financial, or other relationship with any Member, Manager, Appropriate Officer or Investment Adviser, provided, however, such transactions with such Persons and entities (i) shall only be entered into to the extent permitted under the Investment Company Act and (ii) shall be on terms no less favorable to the Company than are generally afforded to unrelated third parties in comparable transactions;

          (p) purchase, rent or lease equipment for Company purposes;

          (q) purchase and maintain, at the Company's expense, liability and other insurance to protect the Company's assets from third party claims; and cause the Company to purchase or bear the cost of any insurance covering any potential liabilities of the Members, Managers, Appropriate Officers, Investment Adviser or agents of the Company, or officers, employees, directors, members or partners of the

     Investment Adviser or any agent of the Company as well as the potential liabilities of any Person serving at the request of the Investment Adviser as a director of or adviser to a Portfolio Company;

          (r) cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Company;

          (s) make or caused to be made any election on behalf of the Company under the Code and other tax laws and supervise the preparation and filing of all tax and information returns that the Company may be required to file;

          (t) take any action that may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged;

          (u) admit Members to the Company in accordance with Section 7.1; admit an assignee of a Member's Interest to be a Substituted Member in the Company, pursuant to and subject to the terms of Section 9.5, without the consent of any Member; admit additional Persons as members by creating and issuing Units or other equity interests from time to time with terms of admission or issuance providing for the creation of different classes, groups or series of membership interests having different rights, powers and duties, which rights, powers and duties may be senior, pari passu or junior to the rights, powers and duties of the Units, as determined by the Board of Managers without the consent of Members;

          (v) value the assets of the Company from time to time pursuant to and consistent with the policies of the Company with respect thereto as in effect from time to time;

          (w) borrow money or otherwise incur indebtedness to fund loans and other investments subject to the provision of applicable law and this Agreement; each Member expressly agrees that any such borrowing may be secured by the assets of the Company and that its Capital Account may be pledged by the Company to secure any such borrowing or indebtedness;

          (x) delegate all or any portion of its rights, powers and authority to any committee or subset of the Board of Managers, or to any Investment Adviser, Appropriate Officer or agent of the Company, subject to the control and supervision of the Managers; and

          (y) perform all normal business functions, and otherwise operate and manage the business and affairs of the Company, in accordance with and as limited by this Agreement.

     4.8 Annual and other Regular Meetings of the Board of Managers. An annual meeting of the Board of Managers shall be held without notice other than this provision. The Board of Managers may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of the annual meeting and any additional regular meetings without notice other than such resolution.

     4.9 Special Meetings of the Board of Managers. Special meetings of the Board of Managers may be called by an Appropriate Officer or the Chairman of the Board of Managers, or, if no such Chairman exists, at the request of any two Managers. The person or persons authorized to call special meetings of the Board of Managers may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Managers called by them.

     4.10 Notice of Meetings of the Board of Managers. Written notice of any special meeting of the Board of Managers shall be given as follows:

          (a) By mail to each Manager at the Manager's mailing address at least five business days prior to the meeting; or

          (b) By personal delivery, e-mail or facsimile transmission at least three business days prior to the meeting to each Manager.

     If mailed by post, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by e-mail or facsimile transmission such notice shall be deemed to be delivered when the e-mail or facsimile transmission is transmitted by the sender.

          (c) Any Manager may waive notice of any meeting. The attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers need be specified in the notice or waiver of notice of such meeting.

     4.11 Quorum for Board of Managers Meetings. A majority of the number of Managers shall constitute a quorum for the transaction of business at any meeting of the Board of Managers, but if less than such majority is present at a meeting, a majority of the Managers present may adjourn the meeting from time to time without further notice.

     4.12 Manner of Acting for Board of Managers. Except as otherwise required by the Act, the Investment Company Act or this Agreement the act of the majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers. Each Manager shall be entitled to one vote upon all matters submitted to the Board of Managers.

     4.13 Written Consent by Board of Managers. Unless otherwise required by the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Managers or by a committee thereof may be taken without a meeting, without prior notice and without a vote if the members of the Board of Managers or such committee that would be required to approve such action at a meeting consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or such committee.

     4.14 Participation by Electronic Means by Board of Managers. Any Manager may participate in a meeting of the Board of Managers or any committee thereof in person or by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other at the same time. Except for purposes of the Investment Company Act, such participation shall constitute presence in person at the meeting.

     4.15 Committees of Managers. By resolution adopted by the Board of Managers, the Board of Managers may designate two or more Managers to constitute a committee, any of which shall have such authority in the management of the Company as the Board of Managers shall designate.

     4.16 Manager Presumption of Assent. A Manager of the Company who is present at a meeting of the Board of Managers at which action on any matter taken shall be presumed to have assented to the action taken unless a dissent shall be entered in the minutes of the meeting or unless the Manager files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

     4.17 Manager Power to Bind Company. Unless the Board of Managers consists of one Manager, no Manager (acting in his capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board of Managers by the affirmative vote required for such matter pursuant to the terms of this Agreement.

     4.18 Liability of the Managers. No Manager shall be: (i) personally liable for the debts, obligations or liabilities of the Company, including any such debts, obligations or liabilities arising under a judgement decree or order of a court; (ii) obligated to cure any deficit in any Capital Account; (iii) required to return all or any portion of any Capital Contribution; or (iv) required to lend any funds to the Company.

     4.19 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board of Managers, the Appropriate Officers and the Special Member of the Company herein set forth.

     4.20 Appointment of Auditors. Subject to the approval or ratification of the Members and the Disinterested Managers, if and to the extent required under the Investment Company Act, the Board of Managers, in the name and on behalf of the Company, is authorized to appoint independent certified public accountants for the Company.

     4.21 Contracts with Affiliates. The Board of Managers may, on behalf of the Company subject to approval by a majority of the Managers who do not have an interest in the contract and a majority of the Disinterested Managers and to compliance with the Investment Company Act, enter into contracts for goods or services with any affiliate of a Manager, Member, Appropriate Officer, Investment Adviser or any other person, provided that the charges for such goods or services do not exceed those charged by unaffiliated Persons in the area for similar goods and services.

     4.22 Obligations of the Managers. The Managers shall devote such time and effort to the Company business as, in their judgment, may be necessary or appropriate to oversee the affairs of the Company.

     4.23 Other Business of Managers. Any Manager and any affiliate of any Manager may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures are competitive with the Company or otherwise. Neither the Company nor any Member shall have any rights or obligations by virtue of this Agreement or the company relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Neither the Managers nor any affiliate of any Manager shall be obligated to present any investment opportunity to the Company.

     4.24 Limitations on Board of Managers and Appropriate Officers.

     (a) Notwithstanding anything expressed or implied to the contrary in this Agreement (other than Article IX), the Board of Managers and the Appropriate Officers shall not authorize or otherwise cause or allow the Company to purchase all or any portion of any Member's Interest (or any attributes thereof).

     (b) Notwithstanding anything expressed or implied to the contrary in this Agreement, the Board of Managers and the Appropriate Officers shall not (i) participate in the establishment of a secondary market (or the substantial equivalent thereof) with respect to the Interests for purposes of Treasury Regulation sec.1.7704-1(d)(1) or (ii) take any action that would have the effect of causing the Company (A) to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (B) otherwise to be treated as a corporation for federal income tax purposes.

                                   ARTICLE V

                                    OFFICERS

     5.1 Appropriate Officers. The day-to-day management and operation of the Company and its business shall be the responsibility of the Appropriate Officers of the Company, subject to the supervision and control of the Board of Managers. The Appropriate Officers shall, subject to the supervision and control of the Board of Managers, exercise all powers necessary and convenient for the purposes of the Company, on behalf and in the name of the Company. Notwithstanding anything to the contrary contained herein, the acts of an Appropriate Officer in carrying on the business of the Company as authorized herein shall bind the Company.

     The Appropriate Officers of the Company shall be chosen by the Board of Managers and shall include a President, a Secretary and a Treasurer. The Board of Managers may also choose a Chairman of the Board of Managers (who must be a Manager) and the following additional Appropriate Officers: a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, and one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board of Managers shall determine), Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law. The officers of the Company need not be Members of the Company nor, except in the case of the Chairman of the Board, need such officers be Managers of the Company.

     5.2 Election of Officers. The Board of Managers shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers; and all officers of the Company shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Managers may be removed at any time, with or without cause, by the affirmative vote of the Board of Managers or upon the Incapacity of such officer. Any vacancy occurring in any office of the Company shall be filled by the Board of Managers. The salaries of all officers of the Company shall be fixed by the Board of Managers. The Board of Managers may delegate such duties to any such officers or other employees, agents and consultants of the Company as the Board of Managers deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

     5.3 Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the President or any Vice President or any other officer authorized to do so by the Board of Managers and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Managers may, by resolution, from time to time confer like powers upon any other person or persons.

     5.4 Chairman of the Board of Managers. The Chairman of the Board of Managers, if there be one, shall preside at all meetings of the Members and of the Board of Managers. The Chairman of the Board of Managers shall be selected from time to time by the Board of Managers. The Chairman of the Board of Managers shall possess the same power as the President to sign all contracts, certificates and other instruments of the Company which may be authorized by the Board of Managers. During the absence or disability of the President, the Chairman of the Board of Managers shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Managers shall also perform such other duties and may exercise such other powers as may from time to time be assigned by this Agreement or by the Board of Managers.

     5.5 President. The President shall, subject to the control of the Board of Managers and, if there be one, the Chairman of the Board of Managers, have general supervision of the business of the Company and shall see that all orders and resolutions of the Board of Managers are carried into effect. The President or, when authorized by this Agreement, the Board of Managers or the President, the other officers of the Company shall execute all bonds, mortgages, contracts, documents and other instruments of the Company. In the absence or disability of the Chairman of the Board of Managers, or if there be none, the President, shall preside at all meetings of the Members and the Board of Managers. Unless the Board of Managers shall otherwise designate, the President shall be the Chief Executive Officer of the Company. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by this Agreement or by the Board of Managers.

     5.6 Vice Presidents. At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board of Managers), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Managers), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers and duties as the Board of Managers, the Chairman of the Board of Managers or the President from time to time may prescribe. The Vice President shall act under the supervision of the President. If there be no Chairman of the Board of Managers and no Vice President, the Board of Managers shall designate the officer of the Company who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     5.7 Secretary. The Secretary shall attend all meetings of the Board of Managers and all meetings of Members and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Managers when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board of Managers, and shall perform such other duties as may be prescribed by the Board of Managers, the Chairman of the Board of Managers or the President, under whose supervision the Secretary shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Members and special meetings of the Board of Managers, and if there be no Assistant Secretary, then either the Board of Managers or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company, if any, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Secretary may give general authority to any other officer to affix the seal of the Company and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

     5.8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Managers, taking proper vouchers for such disbursements, and shall render to the President and the Board of Managers, at its regular meetings, or when the Board of Managers so requires, an account of all transactions as Treasurer and of the financial condition of the Company. If required by the Board of Managers, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Managers for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Company, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Company.

     5.9 Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     5.10 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Managers, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Managers for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Company, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Company.

     5.11 Other Officers. Such other officers as the Board of Managers may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the Chairman of the Board of Managers or the President. The Board of Managers may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE VI

                              INVESTMENT ADVISERS

     6.1 Investment Advisers.

     (a) The Investment Advisers, subject to the control and supervision of the Board of Managers and the terms and conditions of the Investment Advisory Agreement, are hereby granted the power and authority from time to time to do the following: manage and control the investments of the Company, including, but not limited to, the power to make all investment decisions regarding the Company's investment portfolio and, among other things, to find, evaluate, structure, monitor, sell and liquidate, upon dissolution or otherwise, such investments, to assist the Appropriate Officers of the Company in the provision of managerial assistance to Portfolio Companies and in connection therewith to enter into, execute, amend, supplement, acknowledge, and deliver any and all contracts, agreements, or other instruments for the performance of such functions, including the investment and reinvestment of all or part of the Company's assets, execution of portfolio transactions, and any or all related administrative functions. The grant of power and authority to the Investment Adviser under this Section 6.1 in no way limits the rights, powers or authority of the Board of Managers under this Agreement, the Act or as otherwise provided by law.

     (b) The Board of Managers may admit any Investment Adviser as a Member of the Company with the rights, powers and obligations of a Special Member as set forth herein. A Special Member shall not make a Capital Contribution to the Company in its capacity as Special Member and shall not be issued any Units representing its interest as a Special Member.

     6.2 Portfolio Investments

     (a) Subject to the disclosure and reporting requirements contained in
Article X or elsewhere in this Agreement, except as any Member may be entitled to under applicable law, the Investment Adviser may keep confidential from the Members any information known by the Investment Adviser relating to investments made or being considered by the Company.

     (b) Any and all rights, including voting rights, pertaining to any Portfolio Investments shall be vested exclusively in the Company and may be exercised only by the Investment Adviser acting in accordance with the terms of this Agreement and the Investment Advisory Agreement or by the Company pursuant to the act of an Appropriate Officer or the Board of Managers.

     6.3 Withdrawal by a Special Member.

     (a) Subject to clause (b) below, a Special Member may voluntarily withdraw from the Company, at any time upon notice to the Company. Such withdrawal shall not affect the Special Member's status as Investment Adviser under the Investment Advisory Agreement.

     (b) A Special Member shall not voluntarily withdraw from the Company if such withdrawal would cause material adverse tax consequences to the Company and its Members as determined by the Board of Managers in its sole and absolute discretion.

     6.4 Removal of a Special Member.

     (a) Subject to clause (b) below, in the event of termination without renewal of an Investment Advisory Agreement with respect to a Special Member, the Special Member shall be removed and terminated as a Member.

     (b) In the event of the removal of the Special Member and continuation of the Company, the investments held by the Company at the time of removal shall be appraised by two independent appraisers, one selected by the Special Member and one by the Disinterested Managers. In the event that such two appraisers are unable to agree on the value of the Company's investment portfolio, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The cost of the appraisal conducted by the appraiser selected by the Special Member shall be borne by the Special Member, and the cost of the appraisal conducted by the appraiser selected by the Disinterested Managers shall be borne by the

Company. The cost of the appraisal conducted by a third appraiser shall be borne equally by the Company and by the Special Member. The Special Member shall receive a final allocation of Net Profit or Net Loss pursuant to Article VII as if all unrealized capital gains and losses of the Company as of the date of removal determined on the basis of such approval were realized at such time and the Fiscal Period ended at such time. If the Capital Account of the Special Member has a positive balance after such allocation, the Company shall within 30 days of determination distribute such amount in cash to the Special Member or deliver a promissory note of the Company to the Special Member, the principal amount of which shall be equal to the amount, if any, by which the positive amount of the Special Member's Capital Account exceeds the amount so distributed in cash and which bears interest at a rate per annum equal to 100% of the prime rate in effect at a major national bank selected by a majority of the Disinterested Members at the time of removal, with interest payable annually and principal payable, if at all, only from 20% of any available cash before any distributions thereof are made to the Members pursuant to Article VIII. In the event that any of the foregoing requires an exemptive order from the Securities and Exchange Commission or its staff that is not granted, the Special Member shall not be removed as a Member of the Company until such time as all Direct Investments held by the Company at the time of the proposed removal have been liquidated and allocations of Net Profit and Net Loss resulting therefrom have been made pursuant to Article VII. In such event, the Investment Adviser upon removal shall be entitled to payments in respect of its Capital Account as set forth in Section 9.1(b).

     6.5 Covenants of Special Member. Each Special Member covenants, warrants and agrees with the Company and each of the other Members that the Special Member will not:

          (a) purchase all or any portion of any Member's Interest (or any attributes thereof);

          (b) participate in the establishment of a secondary market (or the substantial equivalent thereof) with respect to the Interests for purposes of Treasury Regulation sec.1.7704-1(d)(1); or

          (c) take any action that would have the effect of causing the Company
     (i) to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (ii) otherwise to be treated as a corporation for federal income tax purposes.

                                  ARTICLE VII

            CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS

     7.1 Capital Contributions.

     (a) The initial Member or Members are as set forth on Schedule A hereto. Additional Persons making Capital Commitments shall be admitted as Members and added to Schedule A at one or more closings (each a "Closing"), each such Closing to be held on such date as may be determined by the Appropriate Officers (the date of the first such Closing being referred to as the "Closing Date"). Members not making Capital Commitments may be admitted to the Company at any time by the act of the Managers.

     (b) RESERVED

     (c) RESERVED

     (d) Capital Contributions by the Members shall be made in dollars by wire transfer of federal funds to an account or accounts of the Company as specified by the Company or in such other manner as the Company may direct. No Member shall be entitled to any interest or compensation by reason of his, her or its Capital Contribution or by reason of being a Member. No Member shall be required to lend any funds to the Company.

     (e) At each Closing, Schedule A hereto shall be amended appropriately to reflect the Capital Commitments of the Members, and the Appropriate Officers shall take any appropriate action in connection therewith. Further, the Appropriate Officers shall cause Schedule A hereto to be amended from time to time to reflect the transfer of a Member's Interests, the admission and withdrawal of Members and changes in Capital Commitments, which are accomplished in accordance with the provisions hereof.

     (f) RESERVED

     (g) Negative Capital Accounts. Except as may be required by law, no Member shall be required to reimburse the Company for any negative balance in such Member's Capital Account.

     7.2 Capital Accounts. A capital account ("Capital Account") shall be established and maintained on the Company's books with respect to each Member, in accordance with the provisions of Treasury Regulations Section 1.704-1(b), including the following:

     (a) Each Member's Capital Account shall be increased by: (i) the amount of that Member's Capital Contribution; (ii) the amount of Net Profit (or items thereof) allocated to that Member; and (iii) any other increases required by the Treasury Regulations.

     (b) Each Member's Capital Account shall be decreased by: (i) the amount of Net Loss (or items thereof) allocated to that Member; (ii) all cash amounts distributed to that Member pursuant to this Agreement, other than any amount required to be treated as a payment for property or services for federal income tax purposes; (iii) the fair market value of any property distributed in kind to that Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to for federal income tax purposes); and (iv) any other decreases required by the Treasury Regulations.

     (c) All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Code and Treasury Regulations thereunder and shall be interpreted and applied in a manner consistent with such law. The Managers shall make any necessary modifications to this Section 7.2 in the event unanticipated events occur that might otherwise cause this Agreement not to comply with such law or any changes thereto.

     (d) A Manager, in its capacity as a Manager, shall not be entitled to any distributions.

     7.3 Interest. No interest shall be paid or credited to the Members with respect to their Capital Contributions, their Capital Accounts or upon any undistributed funds left on deposit with the Company.

     7.4 Allocations to Capital Accounts.

     (a) Special Member Allocations. Except as provided in this Agreement, the capital gains realized by the Company in a Fiscal Period shall be allocated first to the Special Member in an amount equal to the excess, if any, of the Incentive Carried Interest as calculated for such Fiscal Period over the cumulative amount of all capital gains allocated to the Special Member pursuant to this Section 7.4(a) for all prior Fiscal Periods. This allocation of capital gain shall be made out of long-term capital gain and short-term capital gain in proportion to the amount of such gains realized in such Fiscal Period.

     (b) Member Allocations. Except as provided in this Agreement, all Net Profit (and items thereof) and all Net Loss (and items thereof) remaining after the allocation set forth in Section 7.4(a) has been made to the Special Member shall be allocated to the Members (other than the Special Member) in proportion to their Capital Investments.

     (c) RESERVED

     (d) Additional Rule. In furtherance and not in limitation of Section 7.4(a) and (b), and except as otherwise provided in this Agreement, the Board of Managers may, in its sole and absolute discretion, allocate Net Profit (and items thereof) and Net Loss (and items thereof) for any Fiscal Period in a manner that the Board of Managers deems necessary or appropriate in order to effectuate the intended economic sharing arrangement of the Members as reflected in Article VIII.

     (e) Regulatory and Related Allocations. Notwithstanding anything expressed or implied to the contrary in this Agreement, the following special allocations shall be made in the following order:

          (i) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2, if there is a net decrease in Partnership Minimum Gain during any Fiscal Period, each Member shall be specially allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to such Member's share of the net decrease in such Partnership Minimum Gain, as determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Members pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2. This Section 7.4(e)(i) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations and shall be interpreted consistently therewith.

          (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt during any Fiscal Period, each Member shall be specially allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to such Member's share, if any, of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Member's Partner Nonrecourse Debt, as determined in accordance with Treasury Regulations Section 1.704-2(i). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2. This Section 7.4(e)(ii) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations and shall be interpreted consistently therewith.

          (iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) with respect to such Member's Capital Account, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section 7.4(e)(iii) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 7.4 have been tentatively made as if this
     Section 7.4(e)(iii) were not in this Agreement. This Section 7.4(e)(iii) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (iv) Gross Income Allocation. In the event any Member has an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such Member's Adjusted Capital Account Deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 7.4(e)(iv) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 7.4 (other than Section 7.4(e)(iii)) have been tentatively made as if this Section 7.4(e)(iv) were not in this Agreement.

          (v) Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Period shall be allocated to the Members in proportion to their respective Capital Contributions.

          (vi) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2.

          (vii) Loss Allocation Limitation. No allocation of Net Loss (or items thereof) shall be made to any Member to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Member.

     (f) Curative Allocations. The allocations set forth in Section 7.4(e) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations under Section 704 of the Code. Notwithstanding any other provision of this Article VII (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Company items of income, gain, loss, deduction and expense among the Members so that, to the extent possible, the net amount of such allocations of other Company items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Members pursuant to this Section
7.4 if the Regulatory Allocations had not occurred.

     (g) Section 754 Adjustments. Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to the extent an adjustment to the adjusted tax basis of any Company asset under Section 734(b) or Section 743(b) of the Code is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations.

     (h) Transfer of or Change in Interests. The Managers are authorized to adopt any convention or combination of conventions likely to be upheld for federal income tax purposes regarding the allocation and/or special allocation of items of Company income, gain, loss, deduction and expense with respect to a newly issued Interest, a transferred Interest and a redeemed Interest. Upon admission as a Substituted Member, a transferee of an Interest shall succeed to the Capital Account of the transferor Member to the extent it relates to the transferred Interest.

     (i) Certain Expenses.  Syndication and organization expenses, as defined in
Section 709 of the Code (and, to the extent necessary as determined in the sole and absolute discretion of the Managers, any other items) shall be allocated to the Capital Accounts of the Members so that, as nearly as possible, the cumulative amount of such syndication and organization expenses (and other items, if relevant) allocated with respect to each dollar of Capital Commitment for each Member is the same amount; provided, however, that expenses related to the registration and public offering of Units may be allocated solely to those Members who acquired their Interests in such public offering of Interests. The determination of the amount of Company expenses that are related to the registration and public offering of the Units shall be made in the sole and absolute discretion of the Managers, which determination shall be final and conclusive as to all Members.

     (j) Allocation Periods and Unrealized Items. Subject to applicable Treasury Regulations and other applicable law and notwithstanding anything expressed or implied to the contrary in this Agreement, the Managers may, in their sole and absolute discretion, determine allocations to Capital Accounts based on an annual, quarterly or other period and/or on realized and unrealized net increases or net decreases (as the case may be) in the fair market value of Company property.

     7.5 Tax Allocations.

     (a) Items of Company income, gain, loss, deduction and expense shall be allocated, for federal, state and local income tax purposes, among the Members in the same manner as the Net Profit (and items thereof) and Net Loss (and items thereof) of which such items are components were allocated pursuant to Section 7.4; provided, however, that tax allocations shall be made in accordance with
Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, to the extent so required thereby.

     (b) Allocations pursuant to this Section 7.5 are solely for federal, state and local income tax purposes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit (and items thereof) or Net Loss (and items thereof).

     (c) The Members are aware of the tax consequences of the allocations made by this Section 7.5 and hereby agree to be bound by the provisions of this
Section 7.5 in reporting their shares of items of Company income, gain, loss, deduction and expense.

     7.6 Determinations by Managers. All matters concerning the computation of Capital Accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of Company income, gain, loss, deduction and expense for tax purposes and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Managers in their sole and absolute discretion. Such determination shall be final and conclusive as to all the Members. Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Managers shall determine, in their sole and absolute discretion, that it is prudent to modify the manner in which the

Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members as reflected in Article VIII, the Managers may make such modification in their sole and absolute discretion without the approval of Members.

                                  ARTICLE VIII

                    WITHDRAWALS AND DISTRIBUTIONS OF CAPITAL

     8.1 Withdrawals and Distributions in General. No Member shall be entitled to withdraw any amount from any Capital Account other than as provided in this Agreement.

     8.2 Distributions. After provision for Company Expenses and establishment of working capital and other reserves as the Appropriate Officers shall deem appropriate, the Managers may cause all cash and other property received by the Company in respect of its investments in any Fiscal Period (collectively, "Investment Proceeds") to be distributed as follows:

          (a) First, to the Special Member in an amount equal to the excess, if any, of the Incentive Carried Interest as calculated for such Fiscal Period over the cumulative amount of all distributions made to the Special Member pursuant to this Section 8.2(a) for all prior Fiscal Periods; and

          (b) Second, the balance, if any, to the Members (other than the Special Member) of record on the record date set by the Managers with respect to such distribution, in proportion to such Member's respective Capital Investment.

     8.3 Restrictions on Distributions. Notwithstanding anything expressed or implied to the contrary in this Agreement, no distribution shall be made if, as determined in the sole and absolute discretion of the Managers, (i) such distribution would violate any contract or agreement to which the Company is then a party or any law, rule, regulation, order or directive of any governmental authority then applicable to the Company or (ii) the amount to be distributed pursuant to this Article VIII is immaterial.

     8.4 Deemed Sale of Assets. Subject only to the requirements of the Investment Advisers Act of 1940, as amended, for all purposes of this Agreement,
(i) any property (other than United States dollars) that is distributed in kind to one or more Members with respect to a Fiscal Period (including, without limitation, any such in kind property that is distributed upon the dissolution and winding up of the Company) shall be deemed to have been sold for cash equal to its fair market value, (ii) the unrealized gain or loss inherent in such property shall be treated as recognized gain or loss for purposes of determining the Net Profit and Net Loss, (iii) such gain or loss shall be allocated pursuant to Section 7.4 for such Fiscal Period and (iv) such in kind distribution shall be made after giving effect to such allocation.

     8.5 Withholding. Notwithstanding anything expressed or implied to the contrary in this Agreement, the Appropriate Officers are authorized to take any action that they determine to be necessary or appropriate to cause the Company to comply with any non-United States or United States federal, state or local withholding requirement with respect to any allocation, payment or distribution by the Company to any Member or other Person. All amounts so withheld, and, in the manner determined by the Appropriate Officers, amounts withheld with respect to any allocation, payment or distribution by any Person to the Company, shall be treated as distributions to the applicable Members under the applicable provision of this Agreement. If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under this Agreement, or if any such withholding requirement was not satisfied with respect to any amount previously allocated, paid or distributed to such Member, such Member or any successor or assignee with respect to such Member's Interest hereby indemnifies and agrees to hold harmless the other Members and the Company for such excess amount or such withholding requirement, as the case may be (including any interest, additions and penalties).

                                   ARTICLE IX

                 WITHDRAWAL OF MEMBERS; TRANSFER OF INTERESTS;
            ADMISSION OF SUBSTITUTED MEMBERS; EFFECT OF DEATH, ETC.

     9.1 Withdrawal of Members

     (a) The Managers may (but shall not be required to) terminate the Interest of any Member and cause that Member to withdraw from the Company at any time upon at least five days' prior written notice upon (i) the request of such Member; or (ii) a determination by the Managers that the continued participation of that Member in the Company might adversely affect the Company by jeopardizing the treatment of the Company as a partnership for federal income tax purposes, involve the Company in any litigation arising out of or relating to the participation of that Member in the Company or subject the Company to restrictions or other adverse consequences as a result of applicable laws or regulations. In the event that the Managers terminate a Member's Interest, that Member shall immediately withdraw from the Company and cease to be a Member of the Company. Such withdrawal shall occur automatically upon termination without the necessity of any further act by the Member or any other Person. The date of termination shall be the effective date of withdrawal of the terminated Member.

     (b) (i) The Company shall pay to the terminated Member 90% of the amount of the terminated Member's Capital Account balance (determined in accordance with the next sentence) within 90 days of termination or as soon thereafter as the Company shall have sufficient funds available and shall pay the remainder upon completion of that year's audit. The amount of the terminated Member's Capital Account shall be determined not more than ten days prior to the date of termination in the case of a termination pursuant to Section 9.1(a)(i) and not more than three days prior to the date of termination in the case of a termination pursuant to Section 9.1(a)(ii). Such amounts paid to a terminated Member shall not be entitled to interest for any period after the date of termination.

     (c) From and after the effective date of withdrawal of a Member, such withdrawn Member shall cease to be a Member of the Company for all purposes and the Units of a withdrawn Member shall not be included in calculating the Units of the Members required to take any action under this Agreement.

     9.2 General Provisions Relating to Transfers of Interests.

     (a) Transfers. A Member may not transfer, assign, sell, pledge, hypothecate or otherwise dispose of any of the attributes of his, her or its Interest (collectively, a "Transfer"), in whole or in part, to any Person except as follows (a "Permitted Transfer"):

          (i) as permitted by the operation of law pursuant to the death, bankruptcy, insolvency or dissolution of the Member or otherwise;

          (ii) in connection with the transfer to a family trust or another entity that does not result in a change in beneficial ownership;

          (iii) a Transfer meeting the conditions in Section 9.2(b); or

          (iv) an assignment described in Section 9.2 (d).

     Any attempted transfer of Interests, other than in strict accordance with this Article IX, shall be null and void and of no force or effect whatsoever, and the purported transferee shall have no rights as a Member.

     (b) Conditions to Transfers. A Member shall be entitled to make a Transfer of all or any portion of its Interests pursuant to Section 9.2(a)(iii) only upon the Managers' determination, which determination the Managers shall make in their sole and absolute discretion, that the Transfer meets each of the following conditions:

          (i) such Transfer, itself or together with any other Transfers, would not result in the Company being treated as a publicly traded partnership within the meaning of Section 7704(b) of the Code or otherwise being treated as a corporation for federal income tax purposes;

          (ii) such Transfer does not require the registration or qualification of such Interests pursuant to any applicable federal or state securities or "blue sky" laws;

          (iii) such Transfer does not result in a violation of other laws ordinarily applicably to such transactions;

          (iv) the transferor and purported transferee each shall have represented to the Manager in writing that such Transfer was not effected through a broker-dealer or matching agent that makes a market in Interests or that provides a readily available, regular and ongoing opportunity to Members to sell or exchange their Interests;

          (v) the transferor shall reaffirm, and the purported transferee shall affirm, in writing his, her or its agreement to indemnify as described in Section 9.4;

          (vi) such Transfer would not result in employee benefit plans (as defined in Section 3(3) of ERISA or Code Section 4975(e)) and other benefit plan investors (as defined in Section 2510.3-101(f) of the Department of Labor Regulations under ERISA), directly or indirectly owning, in the aggregate, 25% or more of the Interests (as determined in accordance with such regulations);

          (vii) no facts are known to the Managers that cause the Managers to conclude that such transfer will have a material adverse effect on the Company; and

          (viii) the transferee has agreed in writing to become a Member to and subject to all of the terms, obligations and limitations of this Agreement.

     (c) The Managers may reasonably interpret, and are hereby authorized to take such action as they deem necessary or desirable to effect, the provisions of this Section 9.2. The Managers may, in their sole and absolute discretion, amend the provisions of this Section 9.2 in such manner as may be necessary or desirable (or eliminate or amend such provisions to the extent they are no longer necessary or desirable) to preserve the status of the Company as a partnership for federal income tax purposes.

     (d) Notwithstanding the restrictions on transfers provided for in this
Section 9.2, a Special Member may assign the economic attributes of its Interest, in whole or in part, to any Affiliate of such Special Member, and any such Affiliate may further assign such economic attributes, in whole or in part, to any other Affiliate of such Special Member, in each case without such assignee Affiliate becoming admitted to the Company as a substituted Member pursuant to Section 9.5.

     9.3 Effect of Transfers. Upon any Permitted Transfer, the transferee of the transferred Interest shall be entitled to receive the distributions and allocations to which the transferring Member would be entitled with respect to such transferred Interest, but shall not be entitled to exercise any of the other rights of a Member with respect to such transferred Interest, including, without limitation, the right to vote, unless and until such transferee is admitted to the Company as a Substituted Member pursuant to Section 9.5.

     9.4 Transfer Indemnity. Each Member hereby agrees to indemnify and hold harmless the Company, the Special Member, the Managers, each Appropriate Officer and each other Member (and any successor or assign of any of the foregoing) from and against all costs, claims, damages, liabilities, losses and expenses (including losses, claims, damages, liabilities, costs and expenses of any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any Transfer made in contravention of the provisions of this Agreement or any misrepresentation made by such Member in connection with any purported Transfer.

     9.5 Substituted Members. No transferee of a transferred Interest shall be admitted as a Member ("Substituted Member") until each of the following conditions has been satisfied:

          (a) the written consent of the Managers, which may be withheld or granted in the sole and absolute discretion of the Managers;

          (b) the execution and delivery to the Company of a counterpart of this Agreement by the Substituted Member or its agent or attorney-in-fact;

          (c) receipt by the Company of other written instruments that are in form and substance satisfactory to the Managers (as determined in their sole and absolute discretion);

          (d) payment by the Substituted Member to the Company of an amount determined by the Managers to be equal to the costs and expenses incurred in connection with such assignment, including, without limitation, costs incurred in preparing and filing such amendments to this Agreement as may be required;

          (e) the updating of the books and records of the Company and Schedule A hereto to reflect the Person's admission as a Substituted Member;

          (f) if required by the Managers in their sole and absolute discretion, execution and affirmation to an instrument by the terms of which such Person acknowledges that the relevant transfer of Interests have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and covenants, represents and warrants that such Person acquired the relevant Interests for investment only and not with a view to the resale or distribution thereof; and

          (g) any other similar information or documentation as the Managers may request.

     9.6 Effect of Death, Etc. The death, retirement, withdrawal, expulsion, disability, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member, or the occurrence of any other event under the Act that terminates the continued membership of a Member as a member of the Company, shall not cause the Company to be dissolved and its affairs to be wound up so long as the Company has at least one Member at all times. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution. The legal representatives, if any, of a Member shall succeed as assignee to the Member's Interest upon death, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member, but shall not be admitted as a Substituted Member except under the provisions of Section 9.5 of this Agreement and with the written consent of the Managers, which written consent the Managers may withhold in their sole and absolute discretion. The Units held by such legal representative of a Member shall not be included in calculating the Units of the Members required to take any action under this Agreement.

                                   ARTICLE X

               BOOKS AND RECORDS; REPORTS TO MEMBERS; TAX MATTERS

     10.1 Books and Records. In compliance with Section 31 of the Investment Company Act, the books and records of the Company, and a list of the names and residence, business or mailing addresses and Interests of all Members, shall be maintained at the principal executive offices of the Company or such other location as the Managers' may approve. The Company shall not be required to provide any documentation or other information to Members except that which it is required to provide under the Investment Company Act, the Act or other applicable law. Each Member shall have the right to obtain from the Company from time to time upon reasonable demand for any proper purpose reasonably related to the Member's interest as a Member of the Company, and upon paying the costs of collection, duplication and mailing, the documents and other information which the Company is required to provide under the Investment Company Act, the Act or other applicable law. Any demand by a Member pursuant to this section shall be in writing and shall state the purpose of such demand. The Company may maintain such other books and records and may provide such financial or other statements as the Managers or the Appropriate Officers in their discretion deem advisable.

     10.2 Annual Reports to Current Members. Within 60 days after the end of each Fiscal Year or as soon thereafter as practicable, the Company shall have prepared and distributed to the Members, at the expense of the Company, an annual report containing a summary of the year's activity and such financial statements and schedules as may be required by law or as the Managers may otherwise determine.

     10.3 Accounting; Tax Year.

     (a) The books and records of the Company shall be kept on the cash basis or the accrual basis, as determined by the Managers in their sole and absolute discretion. The Company shall report its operations for tax purposes on the cash method or the accrual method, as determined by the Managers in their sole and absolute discretion. The taxable year of the Company shall be the calendar year, unless the Managers shall designate another taxable year for the Company that is a permissible taxable year under the Code.

     (b) The books and records of the Company shall be audited by the Company's independent accountants as of the end of each Fiscal Year, commencing with the first partial Fiscal Year, of the Company.

     10.4 Filing of Tax Returns. The Appropriate Officers shall prepare and file, or cause the Company's accountants to prepare and file, a federal information tax return and any required state and local income tax and information returns for each taxable year of the Company. The Managers have sole and absolute discretion as to whether or not to prepare and file (or cause its accountants to prepare and file) composite, group or similar state, local and foreign tax returns on behalf of the Members where and to the extent permissible under applicable law. Each Member hereby agrees to execute any relevant documents (including a power of attorney authorizing such a filing), to furnish any relevant information and otherwise to do anything necessary in order to facilitate any such composite, group or similar filing. Any taxes paid by the Company in connection with any such composite, group or similar filing shall be treated as an advance to the relevant Members (with interest being charged thereon) and shall be recouped by the Company out of any distributions subsequently made to such relevant Members. Such advances may be funded by Company borrowing. Both the deduction for interest payable by the Company with respect to any such borrowing, and the corresponding income from interest received by the Company from the relevant Members, shall be specifically allocated to such Members.

     10.5 Tax Matters Member. The Special Member shall be designated as the tax matters member of the Company (the "Tax Matters Member") as provided in Section 6231(a)(7) of the Code. Each Person (for purposes of this provision, a "Pass-Through Member") that holds or controls an Interest on behalf of, or for the benefit of another Person or Persons, or which Pass-Through Member is beneficially owned (directly or indirectly) by another Person or Persons shall, within 30 days following receipt from the Tax Matters Member of a notice or document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such Interest through such Pass-Through Member. In the event the Company becomes the subject of an income tax audit by any federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Member shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member. The Company shall bear all expenses incurred in connection with any such audit, investigation, settlement or review.

     10.6 Tax Information for Current and Former Members. Within 90 days after the end of each taxable year of the Company or as soon thereafter as practicable, the Company shall prepare and distribute to each Member (and, to the extent necessary, to each former Member (or such Member's legal representatives)), at the expense of the Company, a report setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member's legal representatives) to prepare its respective federal, state and local income tax returns in accordance with the laws, rules and regulations then prevailing. The Company shall also provide Schedules K-1 to Members as soon as practicable after the end of each taxable year of the Company.

                                   ARTICLE XI

                         LIABILITY AND INDEMNIFICATION

     11.1 Liability of the Members and Managers. Except for the obligations hereunder and under the Subscription Agreements, the liability of the Members shall be limited to the maximum extent permitted by the Act. In no event shall the Members be obligated to make Capital Contributions in excess of their respective Capital Commitments. If a Member is required under the Act to return to the Company or pay, for the benefit of creditors of the Company, amounts previously distributed to such Member, the obligation of such Member to return or pay any such amount to the Company shall be the obligation of such Member and not the obligation of the Managers. The liability of the Managers shall be limited to the maximum extent permitted by the Act.

     11.2 Indemnification.

     (a) No Manager, Appropriate Officer, Member, Investment Adviser to the Company, distributor or selling agent of or for the Units or any of their respective affiliates, shareholders, partners, officers, directors, members, employees, agents and representatives (each an "Indemnified Person") shall have any liability, responsibility or accountability in damages or otherwise to any Member or the Company for, and the Company agrees, to the fullest extent permitted by law, to indemnify, pay, protect and hold harmless each Indemnified Person from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Persons or the Company) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Persons or the Company in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Company, on the part of the Indemnified Persons when acting on behalf of the Company or otherwise in connection with the business or affairs of the Company or any Portfolio Investment, or on the part of any brokers or agents when acting on behalf of the Company or any Portfolio Investment (collectively, the "Indemnified Liabilities"); provided that the Company shall not be liable to any Indemnified Person for any portion of any Indemnified Liabilities which results from such Indemnified Person's willful misfeasance, bad faith or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of his, her or its obligations and duties. The indemnification rights provided for in this Section 11.2(a) shall survive the termination of the Company or this Agreement. Any indemnification rights provided for in this Section 11.2(a) shall be retained by any removed, resigned or withdrawn Manager, Member, Appropriate Officer, Investment Adviser, distributor or selling agent and its constituent Indemnified Persons. Any indemnification rights provided for in this Section 11.2(a) shall also be retained by any Person who has acted in the capacity of officer, director, partner, employee, agent, stockholder or affiliate of an Indemnified Person after such Persons shall have ceased to hold such positions.

     (b) The right of any Indemnified Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person's successors, assigns and legal representatives.

     (c) The provision of advances from Company funds to an Indemnified Person for legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnified Person in the performance of its duties or provision of its services on behalf of the Company or otherwise in connection with the business or affairs of the Company or any Portfolio Investment; and
(ii) the Indemnified Person undertakes to repay any funds advanced pursuant to this Section 11.2(c) in any case in which such Indemnified Person would not be entitled to indemnification under Section 11.2(a). If advances are permissible under this Section 11.2(c), the Indemnified Person shall furnish the Company with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Person shall become obligated to make payment therefor, any and all amounts for which such Indemnified Person believes in good faith that such Indemnified Person is entitled to indemnification under Section 11.2(a) with the approval of the Managers who are not seeking such indemnification, or if all Managers are seeking such indemnification, the Special Member, which approval shall not be unreasonably withheld. The person granting such approval may, but shall not be required unless otherwise provided by applicable law, prior to approval require an opinion of counsel to be in effect that such Indemnified Person is likely to be entitled to indemnification. The Company shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received by the Company, and the Company's rights to repayment of such amounts shall be secured by the Indemnified Person's Interest in the Company, if any, or by such other security as the Managers, or if all Managers are seeking indemnifica-tion, the Special Member may require. In the event that a final judicial (or binding arbitration) determination is made that the Company is not so obligated in respect of any amount paid by it to a particular Indemnified Person, such Indemnified Person will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Company is so obligated in respect to any amount not paid by the Company to a particular Indemnified Person, the Company will pay such amount to such Indemnified Person within sixty (60) days of such final determination, in either case together with interest (at the lesser of (x) the Applicable Rate and (y) the maximum rate permitted by applicable law) from the date paid by the Company until repaid by the Indemnified Person or the date it was obligated to be paid by the Company until the date actually paid by the Company to the Indemnified Person.

     (d) With respect to the liabilities of the Company, all such liabilities:

          (1) shall be liabilities of the Company as an entity, and shall be paid or otherwise satisfied from the Company's assets; and

          (2) except to the extent otherwise required by law, shall not in any event be payable in whole or in part by any Member, Manager, Appropriate Officer, Investment Adviser, distributor or selling agent, or by any director, officer, trustee, employee, agent, shareholder, beneficiary, member or partner of any of them.

     (e) The Managers may cause the Company, at the Company's expense, to purchase insurance to insure the Indemnified Persons against liability hereunder (including liability arising in connection with the operation of the Company), including, without limitation, for a breach or an alleged breach of their responsibilities hereunder.

                                  ARTICLE XII

                         COMPENSATION AND REIMBURSEMENT

     12.1 Investment Adviser.

     (a) Reimbursement for Company Expenses. The Company shall reimburse any Investment Adviser for Company Expenses incurred by such Investment Adviser and its affiliates in connection with the organization of the Company, the Company's offer and sale of Units and the ongoing operations of the Company, subject to the terms and conditions of the Investment Advisory Agreement between the Company and such Investment Adviser.

     (b) Advisory Fee. The Company may pay any Investment Adviser an investment advisory fee as set forth in, and subject to the terms and conditions of, the Investment Advisory Agreement with such Investment Adviser. The approval of any contract or agreement pursuant to which a Person serves as an Investment Adviser to the Company shall be subject to the applicable requirements of the Investment Company Act.

     12.2 Board of Managers. As compensation for services rendered to the Company, the Company may pay each Manager who is not an officer, director or employee of any Investment Adviser or its affiliates such amounts as may be determined from time to time by the Disinterested Managers. Subject to compliance with the Investment Company Act, the Board of Managers may establish pensions, profit sharing, Unit purchase and other retirement, incentive or benefit plans for Managers.

     12.3 Distributor, Selling Agents, Administrator, Custodian and Other Persons. As compensation for services rendered to the Company or its Members, the Company may pay each distributor, selling agent, administrator, transfer agent, custodian, accountant, attorney and other agent or independent contractor duly engaged by or on behalf of the Company to provide such services. The approval of any contract or agreement pursuant to which a Person serves as a principal underwriter to the Company shall be subject to the applicable requirements of the Investment Company Act.

                                  ARTICLE XIII

                          DISSOLUTION AND TERMINATION

     13.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

          (a) the expiration of its term, except to the extent extended pursuant to Section 2.6;

          (b) the election by the Managers to dissolve the Company prior to the expiration of its terms, subject, to the extent required by the Investment Company Act, to the consent of the Members;

          (c) voluntary bankruptcy, liquidation or other dissolution of the Company;

          (d) the sale or other disposition at any one time of all or substantially all of the assets of the Company; and

          (e) dissolution required by operation of law.

Except as otherwise determined by the Managers in their sole discretion, the Company shall not be subject to dissolution at the election of Members.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company have been distributed as provided in Section 13.2 and the certificate of formation of the Company has been canceled.

     13.2 Liquidation. On dissolution of the Company, a liquidator (who shall be selected by the Board of Managers, if still constituted, and otherwise shall be a Person proposed and approved by a Majority in Interest of the Members) and who may be any Investment Adviser or any of its affiliates, shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, and such statement shall be furnished to all of the Members. Then, those Company assets that the liquidator determines should be liquidated shall be liquidated as promptly as possible, but in an orderly and business-like manner to maximize proceeds. Assets that the liquidator determines to distribute in kind shall be so distributed in a manner consistent with applicable law. If the liquidator determines that an immediate sale at the time of liquidation of all or part of the Company assets would be unduly disadvantageous to the Members, the liquidator may, either defer liquidation and retain the assets for a reasonable time, or distribute the assets to the Members in kind. The liquidator shall then wind up the affairs of the Company and distribute the proceeds of the Company by the end of the calendar year of the liquidation (or, if later, within 90 days after the date of such liquidation) in the following order or priority:

          (a) to the payment of the expenses of liquidation and to creditors (including Members who are creditors, to the extent permitted by law) in satisfaction of liabilities of the Company other than liabilities for distributions to Members, in the order of priority as provided by law;

          (b) to the setting up of any reserves that the liquidator may deem necessary or appropriate for any anticipated obligations or contingencies of the Company or of the liquidator arising out of or in connection with the operation or business of the Company. Such reserves may be paid over by the liquidator to an escrow agent or trustee proposed and approved by the liquidator to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the liquidator shall deem advisable, to be distributed by such escrow agent or trustee in the manner hereinafter provided;

          (c) to the Special Member in an amount equal to the excess, if any, of the Incentive Carried Interest as calculated for the Fiscal Period ending on the date of distribution over the cumulative amount of all distributions made to the Special Member pursuant to Section 8.2 and this Section 13.2(c) for all prior Fiscal Periods; then

          (d) to the Members or their legal representatives in accordance with the positive balances in their respective Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for all periods.

     13.3 Termination. The liquidator shall comply with any requirements of the Act or other applicable law pertaining to the winding up of a limited liability company, at which time the Company shall stand terminated.

                                  ARTICLE XIV

                                   AMENDMENTS

     14.1 Proposal of Amendments. Except as otherwise specified in this Agreement, any amendment to this Agreement may be proposed by any Manager, by the Investment Adviser or by Members who, in aggregate, own not less than 10% of the Units owned by all such Members. The Person or Persons proposing such amendment shall submit to the Board of Managers: (i) the text of such amendment;
(ii) a statement of the purpose of such amendment; and (iii) in the case of an amendment so proposed by the Members (other than an Investment Adviser), an opinion of counsel reasonably acceptable to the Managers obtained by the Members proposing such amendment to the effect that such amendment is permitted by the Investment Company Act, the Act and the laws of any other jurisdiction where the Company is qualified to do business, will not impair the limited liability of the Managers or Members, and will not adversely affect the classification of the Company as a partnership for federal and state income tax purposes. To the extent required by the Investment Company Act, the Board of Managers shall, within 40 days after receipt from Members of a proposal under clause (iii) of this Section 14.1 and the required opinion, give notification to all Members of such proposed amendment, of such statement of purpose, and of such opinion of counsel, together with the views, if any, of the Board of Managers and each Investment Adviser with respect to such proposed amendment. All amendments validly proposed by Members pursuant to clause (iii) of this Section 14.1 or proposed by Managers or the Investment Adviser but requiring the approval of Members shall be submitted to the Members for a vote no less than 10 days nor more than 90 days after the date of mailing of notice of the proposed amendment and will be adopted if approved (i) in the case of an amendment the adoption of which is recommended by the Board of Managers, an affirmative vote of a Majority in Interest of the Members, or (ii) in the case of an amendment the adoption of which has not been recommended by the Board of Managers, an affirmative vote of a Supermajority of Members, in each case subject to the approval of any greater number of Members as may be required by this Agreement or applicable law.

     14.2 Amendments to Be Adopted Solely by the Board of Managers.  Subject to
Section 14.3, the Board of Managers may, without the consent of any Member, amend any provision of this Agreement as set forth in Section 3.15, and execute whatever documents may be required in connection therewith.

     14.3 Amendments Not Allowable.

     (a) Unless approved by a Majority in Interest of the Members affected thereby, no amendment to this Agreement shall be permitted if the effect of such amendment would be to:

          (i) impair the limited liability of Members provided for in Section 11.1; or

          (ii) adversely affect in any way the federal income tax status of the Company as a partnership.

     (b) Subject to Section 3.15(iii), unless approved by a 40 Act Majority of Members and a Majority of the Disinterested Managers, no amendment shall be permitted if the effect of such amendment would be to increase the amounts distributable to the Special Member and decrease the amounts distributable to the other Members.

                                   ARTICLE XV

                               POWER OF ATTORNEY

     15.1 Power of Attorney. Each Member hereby irrevocably constitutes and appoints each Manager and each Appropriate Officer, and their respective designees, as such Member's true and lawful agents and attorneys-in-fact, with full power and authority in such Member's name, place, and stead, to make, execute, acknowledge, deliver, swear to, file and record the following documents and instruments in accordance with the other provisions of this Agreement;

          (a) this Agreement and a certificate of formation, a certificate of doing business under fictitious name and any other instrument or filing which the Board of Managers or the Appropriate Officers of the Company consider necessary or desirable to carry out the purposes of this Agreement or the business of the Company or that may be required under the laws of any state or local government, or of any other jurisdiction;

          (b) any and all amendments, restatements, cancellations, or modifications of the instruments described in Section 15.1(a);

          (c) any and all instruments related to the admission, removal, or withdrawal of any Member; and

          (d) all documents and instruments that may be necessary or appropriate to effect the dissolution and termination of the Company, pursuant to the terms hereof.

     15.2 Irrevocability. The foregoing power of attorney is coupled with an interest and such grant shall be irrevocable. Such power of attorney shall survive the subsequent Incapacity of any such Member or the transfer of any or all of such Member's Units.

     15.3 Priority of Agreement. In the event of any conflict between provisions of this Agreement or any amendment hereto and any documents executed, acknowledged, sworn to, or filed by any Manager or Appropriate Officer under this power of attorney, this Agreement and its amendments shall govern.

     15.4 Exercise of Power. This power of attorney may be exercised by any Manager or Appropriate Officer either by signing separately as attorney-in-fact for each such Member or by a single signature of any Manager or Appropriate Officer acting as attorney-in-fact for all Members.

                                  ARTICLE XVI

                                 MISCELLANEOUS

     16.1 Certificate of Formation. On each subsequent change in the Company specified in the Act, the Managers shall to the extent required by the Act cause to be executed and acknowledged an amended certificate of formation pursuant to the provisions of the Act, which will be duly filed as prescribed by Delaware law.

     16.2 Delaware Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted according to, the laws of Delaware subject to the provisions of the Investment Company Act.

     16.3 Counterparts. This Agreement may be executed in counterparts, and all counterparts so executed shall constitute one agreement that shall be binding on all the parties hereto. Any counterpart of this Agreement that has attached to it separate signature pages which altogether contain the signatures of all Members or their attorneys-in-fact shall for all purposes be deemed a fully executed instrument.

     16.4 Binding upon Successors and Assigns. Subject to and unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors, successors-in-title, heirs and assigns of the respective parties hereto.

     16.5 Notices. Any notice, offer, consent, or demand permitted or required to be made under this Agreement to any party hereto shall be given in writing signed by the Person giving such notice either by (i) personal delivery or (ii) by registered or certified mail, postage prepaid, addressed to that party at the respective address shown on the Company's books and records, or to such other address as that party shall indicate by proper notice to the Board of Managers, in the same manner as provided above. All notices shall be deemed effective upon receipt or five days after the date of mailing in accordance with the above provisions.

     16.6 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be effected thereby, but shall be enforced to the maximum extent possible under applicable law.

     16.7 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject hereof and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

     16.8 Headings, Etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter genders shall include the masculine, the feminine and the neuter.

     16.9 Legends. If certificates are issued evidencing a Member's Units, each such certificate shall bear such legends as may be required by applicable federal and state laws, or as may be deemed necessary or appropriate by the Board of Managers to reflect restrictions upon transfer contemplated herein.

     16.10 Waiver of Partition. Except as may otherwise be provided by law in connection with the winding up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company's property.

     16.11 Survival of Certain Provisions. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until the expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

EXECUTED                at

                                          --------------------------------------
                                          Initial Member

                                          SPECIAL MEMBER

                                          By:
                                          --------------------------------------
                                            President and Chief Executive
                                              Officer

                                          MEMBERS

                                          (All Members now and hereafter
                                          admitted as Members of the Company
                                          pursuant to powers of attorney now and
                                          hereafter executed in favor of, and
                                          delivered to, the Managers or
                                          Appropriate Officers)

                                          By:
                                          --------------------------------------
                                            Attorney-in-Fact

                                                                      SCHEDULE A

                      EXCELSIOR VENTURE PARTNERS III, LLC

                              SCHEDULE OF MEMBERS
                               AS OF MAY 26, 2000

NAME                             ADDRESS                    CAPITAL COMMITMENT
----           -------------------------------------------  ------------------
David I. Fann  c/o United States Trust Company of New York         $500
               114 West 47th Street
               New York, New York 10036

                                                                      SCHEDULE B

                      EXCELSIOR VENTURE PARTNERS III, LLC

                              SCHEDULE OF MANAGERS
                               AS OF MAY 26, 2000

NAME
----
John C. Hover, II
Gene M. Bernstein
Stephen V. Murphy
Victor F. Imbimbo, Jr.